UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of Harman International Industries, Incorporated (the “Company”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 14, 2016, by and among the Company, Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Silk Delaware, Inc.:

Investor Presentation, Harman’s Sale to Samsung: Maximizing Shareholder Value

HARMAN’S SALE TO SAMSUNG:
MAXIMIZING SHAREHOLDER VALUE
January 30, 2017
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017.
HARMAN

HARMAN IMPORTANT INFORMATION Additional Information and Where to Find It In connection with the proposed transaction, HARMAN International Industries, Incorporated (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on January 20, 2017 and mailed such proxy statement to its stockholders on or about that date. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of these materials, including any proxy statement, and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investors” section of www.HARMAN.com. In addition, any documents filed by the Company with the SEC (when available), including any proxy statement, may be obtained from the Company free of charge by writing to HARMAN International Industries, Incorporated, Attention: Corporate Secretary, 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, or by calling (203) 328-3500. Participants in the Solicitation The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on August 11, 2016, and its definitive proxy statement for the 2016 annual meeting of stockholders, filed with the SEC on October 25, 2016. Additional information regarding the interests of such individuals in the proposed transaction is included in the definitive proxy statement relating to the proposed transaction filed with the SEC on January 20, 2017. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the “Investors” section of www.HARMAN.com. Forward-Looking Statements Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may be subject to certain risks during the pendency of the transaction, and may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain the requisite approval of the Company’s stockholders or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pending transaction, (4) the effect of the announcement of the pending transaction on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally and (5) the outcome of any legal proceedings instituted against the Company or others relating to the merger agreement. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which risk factors are incorporated herein by reference. HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 1

AGENDA
1. Executive summary
2. Perspectives on automotive sector trends
3. Key takeaways
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 3 HARMAN

TRANSACTION DELIVERS SUPERIOR VALUE FOR
HARMAN’S SHAREHOLDERS
• All cash consideration at a significant, immediate and certain premium
• Implied transaction valuation is superior relative to historical average and peer trading multiples, and precedent transactions
• Provides more compelling value to shareholders than alternatives evaluated and carefully considered by Board
• Sale process conducted to maximize value for shareholders
• Eliminates execution risk for HARMAN shareholders in plateauing automotive industry with rapidly increasing competition, new entrants with significant resources and ongoing strategic activity and tie ups
• Scale and significant resources will be needed to compete effectively in the changing environment
• High likelihood of obtaining regulatory approvals in a timely manner
Board unanimously determined that the transaction with Samsung is in the best interests of shareholders
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 4 HARMAN

COMPELLING TRANSACTION TERMS
? Total consideration of $112 per share in cash, or a total equity value of ~$8bn ? No financing condition. Samsung to fund the transaction with cash on hand Transaction ? Delivers significant and immediate value to HARMAN shareholders ? 37% premium to 30-day VWAP terms 28% premium to HARMAN’s closing stock price on 11/11/2016
?
? Customary transaction provisions, including 3% break-up fee1
Clear roadmap ? Expected to close by mid-2017, subject to regulatory approvals, HARMAN’s to completion shareholder approval, and other customary closing conditions
The transaction and significant premium it delivers to HARMAN shareholders are the culmination of the Board’s longstanding commitment to maximizing shareholder value
1 Based on equity value – equal to 2.7% of enterprise value.
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 5 HARMAN

HARMAN’S SALE PROCESS WAS CONDUCTED TO
MAXIMIZE VALUE FOR SHAREHOLDERS
• HARMAN’s Board, comprised of all independent directors (other than the CEO), led the sale process
• The Board and its advisors have periodically reviewed potential strategic transactions during the past few years, including discussions with potential strategic partners
• Despite significant ongoing strategic activity in the sector, none of those discussions led to a transaction or an actionable offer
• To help obtain the best outcome for shareholders, the Board engaged two investment banks to provide their independent experienced perspectives and expertise
• HARMAN’s Board began exploring a potential separation into two or more independent companies prior to Samsung’s making a proposal that offered significantly greater value creation for shareholders than a split
• After carefully considering the discussions with other parties over the past several years, increasing competitive pressure in a rapidly changing industry, and the value and certainty of the Samsung proposal, HARMAN’s Board believes this transaction is in the best interest of shareholders
• Based on these prior discussions and their knowledge of the sector, HARMAN’s Board and management and two independent financial advisors believed it was unlikely another buyer would make a superior proposal
• Receipt of two fairness opinions from independent investment banks
• Deal protections are moderate and customary and will not stop a motivated buyer from making a competing bid
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 6 HARMAN

THE TRANSACTION CREATES SIGNIFICANT, IMMEDIATE AND CERTAIN VALUE
OFFER PREMIUM (%)1
69.1%
40.1%
37.3% 37.9% 34.1%
27.8% 28.4%
7.5%
Pre-announcement 2 10-day VWAP 30-day VWAP 180-day VWAP 52-week VWAP 52-week high 52-week low Precedent transactions 3 Reference $87.65 $83.49 $81.60 $79.92 $81.22 $104.23 $66.22 N/A price ($)
1 Offer price of $112.00
2 Based on HARMAN’s share price on 11/11/2016
3 Reflects the average 1-day offer premium for the following precedent transactions: Haldex / Knorr-Bremse (5.8%); HellermannTyton / Delphi Automotive (44.5%); Remy / BorgWarner (43.7%); Halla Visteon Climate / Hahn & Co. / Hankook Tyre (5.8%); TRW Automotive / ZF Friedrichshafen (1.7%); Molex / Koch Industries (55.9%); Tomkins / Onex/CPPIB (41.1%)
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 7 HARMAN

IMPLIED TRANSACTION MULTIPLE IS GREATER
THAN COMPANY AND PEER HISTORICAL LEVELS…
• Research analysts and investors value HARMAN versus automotive suppliers as peers
AVERAGE TRADING MULTIPLES (PRE-TRANSACTION ANNOUNCEMENT)
AT ANNOUNCEMENT 1-YEAR 2-YEAR 5-YEAR 10-YEAR
6.2x 9.4x 6.4x 9.4x 7.5x 9.4x 6.9x 9.4x 6.4x 9.4x
7.3x 8.0x 8.6x 7.4x 7.4x1 7.0x 7.9x 8.1x 6.9x 6.4x 6.2x 6.4x 7.5x 8.1x 8.0x 5.5x 6.3x 6.8x 5.9x 5.8x 5.9x 5.5x 6.1x 5.6x 5.5x 2
7.4x 7.3x 8.6x 8.1x 8.1x
1 Trading history from 11/17/2011 HARMAN transaction
2 Trading history from 09/27/2010 Peer median
3 As of 11/11/2016 multiple (CY’17E EBITDA)3
Implied transaction multiple of 9.4x CY2017E consensus EBITDA3 is higher than the average trading multiple for HARMAN and its peers over the last 10 years
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 8 HARMAN

AND HIGHER THAN PREDECENT TRANSACTIONS
• Using publicly available information, HARMAN’s financial advisors reviewed select transactions involving acquired businesses and assets that may be considered similar to HARMAN
• The financial advisors selected18 precedent transactions since 2010 and calculated the implied firm value / LTM EBITDA of each transaction
• The analysis resulted in a mean and median firm value / LTM EBITDA of 9.3x and 9.3x, respectively
• Comparatively, HARMAN’s firm value / 9/30/2016 LTM EBITDA implied by the Samsung transaction is
10.2x
FV / LTM EBITDA
10.2x 9.3x
Precedent transactions mean/median HARMAN’s implied FV / 9/30/2016 LTM EBITDA
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 9 HARMAN

WALL STREET SUPPORTS THE TRANSACTION

HARMAN

*"Valuation at 10x EBITDA is a substantial restating of the group – an **excellent deal for HAR shareholders**, in our opinion. **Management deserves credit for extracting strategic value** within the group…We see **a combination with Samsung as providing far greater growth and margin opportunities for HAR shareholders than run on a standalone basis**"*

– Morgan Stanley, 11/14/2016

*"We have consistently believed HARMAN's shares were previously undervalued and **believe this purchase price represents a fair value to HARMAN's shareholders**"*

– William Blair, 11/14/2016

*"The **valuation looks pretty very generous… We think the likelihood of a competing offer is on the low side – 1 in 10 from our perspective**. Some suggest AAPL or GOOGL. **We disagree, as they seem to have most of what they want in Apple Car Play and Android Auto. Moreover, they operate a fundamentally different business model**"*

– Susquehanna, 11/16/2016

*"Samsung's takeout offer values HAR at around 15x our FY17 EPS estimate, which is roughly **in-line with other technology-oriented suppliers** to the automotive industry. **Given a comparable growth and margin outlook vs. peers, we think it would be difficult for shareholders to argue for a substantial premium to the peer group**. With this in mind, **we think the offer is fair**"*

– Piper Jaffray, 11/14/2016

*"We don't have great line of sight to a better offer and **believe the premium is mostly fair considering the cycle and potential competitive threats**"*

– RBC Capital Markets, 11/14/2016

*"We believe the **deal makes strategic sense**, with relatively limited impact on Samsung's operating model…**We view the purchase as relatively expensive**. At $112/share in cash, the transaction represents 15x consensus FY18 P/E…Samsung is trading at 11x our 2017 estimate, and we believe HARMAN's peers are trading in the 8-14x range"*

– BMO Capital Markets (Samsung), 11/14/2016

Independent analysts supportive of value achieved with low expectation of a competing bid

Note: Permission to use quotations neither sought nor obtained

HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017.

10

AGENDA
1. Executive summary
2. Perspectives on automotive sector trends
3. Key takeaways
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 11 HARMAN

PERSPECTIVES ON THE AUTOMOTIVE INDUSTRY AND IMPLICATIONS FOR HARMAN
• U.S. Automotive sector has expanded for 8 straight years and most industry forecasts predict sales plateauing over the near to medium term1
• Automotive industry is rapidly evolving, with increasing technology content in each vehicle
• This trend has intensified competition—traditional automotive suppliers are increasingly investing in advanced technologies while large, global technology players with far greater resources than HARMAN are seeking to disrupt the sector
• This slowing demand environment and rapidly increasing competition creates risk to HARMAN’s future business prospects
• HARMAN’s Board believes that there are increasing challenges and risks to maintaining
HARMAN’s historic and expected growth rate and profitability as an independent, standalone company
• In this new competitive environment, the Board believes that partnerships and scale are essential to long-term success
• Accordingly, HARMAN has periodically reviewed potential strategic transactions over the past few years
1 Bloomberg, IHS Auto (December 2016)
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 12 HARMAN

U.S. LIGHT VEHICLE SALES
US AUTO SALES HAVE GROWN FOR 8 STRAIGHT YEARS TO HISTORICAL HIGHS AND ARE EXPECTED TO PLATEAU
Sales (mm) YoY Change
20 60%
50% 18 40%
16 30%
20% 14 10% 12 0%
10 (10%) (20%) 8 (30%)

60% 50% 40% 30% 20% 10% 0% (10%) (20%) (30%) (40%)
20 18 16 14 12 10 8 6
1967 1968 1969 1970 1971 1972 1973 1974 1975 1976 1977 1978 1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Sources: Bloomberg, IHS Auto (December 2016)
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 13 HARMAN

CONTINUED, RAPID EVOLUTION OF AUTO SECTOR TOWARDS A MORE COMPLEX, CONNECTED VEHICLE
CONNECTIVITY SAFETY BIG DATA ELECTRIFICATION PERSONAL MOBILITY
? Demand for IoT ? Integrated safety ? Cloud ? Efficiency ? Sharing economy ? High speed data ? Regulation ? Security ? Environmental ? Urbanization ? Integrated solutions / ? Consumer awareness ? Predictive analytics ? Regulation ? On-demand services ? Device power requirements
“The future of our industry will be more and more autonomous, connected, shared, and electric.”
Dieter Zetsche, CEO, Daimler (June 2016)
Active safety “We believe the convergence of connectivity, ride-sharing and autonomous
Internet of things
/ connected car vehicles will shape the future of personal mobility.”
Mary Barra, Chairman & CEO, GM (June 2016)
“Connectivity will be more and more used, both interaction between vehicles, Data-rich ecosystem but also for off-board analysis.”
(omni-directional) Martin Lundstedt, President & CEO, Volvo (April 2016)
Convergence of megatrends accelerating progression towards a more complex, connected ecosystem and requiring increasing levels of integration
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 14 HARMAN

AUTOMOTIVE VALUE CHAIN IS RE-POSITIONING IN RESPONSE TO TECHNOLOGY EVOLUTION
Traditional automotive companies New entrants / “disruptors”
OEMS OEMS & SUPPLIERS
SUPPLIERS TECH
CHIPMAKERS
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 15 HARMAN

ACCELERATION OF STRATEGIC AUTO TECH ACTIVITY AND COMPETITION IN 2016

HARMAN

Historical players

Automotive OEMs

BMW	**Joined forces with Intel and Mobileye** to bring **fully autonomous driving** to streets by 2021 Collaborating with **IBM Watson on in-vehicle artificial intelligence (AI)**
DAIMLER	**Merged mytaxi with Hailo** (U.K. cab hailing services)
Ford	Plans to have a **fully autonomous vehicle by 2021**; expanding Silicon Valley staff and Palo Alto R&D facility
GM	**Acquired Cruise** for $581mm to further **accelerate development of autonomous vehicle technology** **Invested $500mm in Lyft;** formed alliance to create a network of on-demand automated vehicles in the U.S.
VW	Partnered with **Nvidia to work on AI technology** and to develop a autonomous vehicles by 2020 Invested $300mm in **Gett** to **expand digitally integrated mobility solutions**
	Partnering with Autoliv to develop **next generation autonomous driving software**

Automotive suppliers

BOSCH	Unveiled **its first self-driving test vehicle in Japan**
Continental	Acquired **Hi-Resolution 3D Flash Light Detection And Ranging (LIDAR)** business from Advanced Scientific Concepts **enhancing its portfolio to achieve automated driving**
DELPHI	**Ottomatika selected** by Singapore Land Transport Authority to **lead a new autonomous car pilot project** **Partnering with Mobileye to develop turn-key self-driving systems by 2019**, early version demonstrated publicly in Jan. 2017
DENSO	Acquired **51% stake in Fujitsu Ten**, maker of radar systems used in autonomous driving systems Invested in TriLumina to speed up the **adoption of LIDAR and driver monitoring technologies in Advanced Driver Assistance Systems (ADAS)**

"Future car"



Disruptors

Traditional technology

Google	Collaboration with FCA for **self-driven car project** In discussion with **Honda to deploy its self-driving technology** in Honda's modified vehicles
	Shifts focus of Project Titan from electric car to autonomous car technology
Baidu 百度	Plans to **test drive autonomous cars in the US and aims to mass produce by 2021** **Partnering with NVIDIA** to develop **3D map-to-car platform for self-driving cars**
Alibaba Group	Jointly released a **mass-produced internet car**, Roewe RX5, with SAIC Motors
Tencent 腾讯	Tencent-backed Future Mobility aims to **launch smart-electric cars before 2020**

New technology entrants

Faraday Future	Received an **autonomous vehicle testing permit** from the California **DMV for testing autonomous technologies on the public roads**
LeEco	Plans to invest **$1.8bn to build an electric car plant** in eastern China with **annual capacity of 400,000 cars**
TESLA	**Acquired SolarCity** for $2.6bn, creating an **integrated sustainable energy company**
UBER	**Sold ~5% stake to Saudi Arabia's PIF** for $3.5bn **Sold China operations to Didi** in exchange for 17.7% stake and $1bn **to focus on other markets** **Acquired Otto** (self-driving technology for trucks)

Investment and partnership have increased significantly and the competitive landscape has broadened

HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017.

16

WALL STREET VIEWS ON THE
AUTOMOTIVE TECHNOLOGY SPACE
“The IT industry – led by Apple and Google, has been leading the expansion of smartphone OS platform in vehicles. Mirroring has strengthened Android Auto’s and Car Play’s connectivity between mobile devices and automotive electronic parts, while automakers are adapting to the trend to satisfy smartphone-friendly consumers.”
– Samsung Securities, 09/30/2016
“Suppliers’ role in this new world is equally unclear. We understand the near-term expectation that increased content/vehicle (CPV) will see top line growth and margin accretion on any content associated with connectivity, autonomy or even powertrains… …Suppliers’ margins could come under pressure and this period might converge with the simplification of passenger vehicles – whether it be due to simpler EV powertrains or for low-cost transportation ‘pods’ for PSAVs. In this scenario, suppliers will need to adapt their business models to address wider vehicle applications to stay relevant.”
– Barclays, 09/15/2016
Note: Permission to use quotations neither sought nor obtained
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017.
“Autonomous driving is a disruptive technology that not only alters the car industry landscape, but that could create a paradigm shift across both industry and society. Existing car makers face new competitors/collaborators from technology companies, and non-ICE powertrain adoption will likely accelerate, creating threats to the incumbents.”
– Macquarie, 07/11/2016
“Google’s relentless pursuit of autonomous cars makes them a leading player in the [ADAS/autonomous technology] space even if their end-game is not exactly clear, at this point.”
– Morgan Stanley, 01/14/2016
“We view Apple/Google as getting more involved in auto as validation of our views on infotainment/connectivity/
ADAS/autonomous driving. The bottom line is that whether Apple/Google make their own car or partner with some brand to “run” the car, all other OEMs will have to keep pace and there is a lot of volume there.”
– RBC Capital Markets, 03/01/2015
17 HARMAN

AGENDA
1. Executive summary
2. Perspectives on automotive sector trends
3. Key takeaways
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 18 HARMAN

KEY TAKEAWAYS
• HARMAN’s sale process was conducted to maximize value for shareholders o The process was informed by discussions with potential transaction partners over the course of several years and consideration of other potential alternatives leading up to the decision to enter into the agreement with Samsung
• The Samsung transaction creates significant, immediate and certain value for HARMAN shareholders o 28% premium to HARMAN’s closing stock price on 11/11/2016, and 37% premium to 30-day VWAP o Multiple is meaningfully higher compared to historical trading levels for HARMAN and its peers and to precedent transactions
• Rapidly increasing competition in automotive technology combined with an expected cyclical slowdown in production creates increased risk to HARMAN’s prospects as a standalone company
• Deal protections are moderate and customary and will not stop a motivated buyer from making a competing bid
HARMAN’s Board conducted a prudent process, carefully considered the transaction and the rapidly changing industry and concluded that the Samsung transaction creates significant, immediate and certain value for HARMAN shareholders
HARMAN International. Confidential. Subject to Confidentiality Agreement. Copyright 2017. 19 HARMAN